EXHIBIT 10.5
WINSTON LABORATORIES, INC.
SECRECY, INVENTION AND NON-COMPETITION AGREEMENT
THIS SECRECY, INVENTION AND NON-COMPETITION AGREEMENT (“Agreement”) is between WINSTON LABORATORIES, INC. (the “Company”) and David Starr (“Employee”).
RECITALS
A. Employee desires a position as an employee of the Company and has been offered employment in the Company’s business of developing pharmaceutical products (collectively, the “Business”) and the substantial benefits to Employee flowing from such employment.
B. As an employee of the Company, Employee will have access to confidential and proprietary business information and trade secrets belonging to the Company, or any of its subsidiaries or affiliates.
C. As a condition to Employee’s employment and Employee’s access to such confidential and proprietary information and trade secrets, the Company requires assurance by Employee that all such confidential and proprietary business information, inventions and trade secrets belong to the Company, and that Employee will abide by the terms of the non-competition and non-solicitation provisions of this Agreement and by applicable law.
NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the sufficiency of which is hereby acknowledged, and the employment of Employee by the Company, the parties hereby agree as follows:
1. Relationship. The parties acknowledge that Employee’s employment is at-will and can be terminated at any time by the Company or Employee with or without cause.
2. Absence of Conflict.
(a) Employee represents that performance of all the terms of this Agreement and duties as an employee of the Company will not breach any agreement relating to confidential or proprietary business information or trade secrets or non-competition with any former employer or other party.
(b) If Employee has knowledge of any confidential or proprietary business information or trade secrets of a former employer or third party, Employee shall not divulge the information to any employee, agent or representative of the Company and will not use such confidential or proprietary business information or trade secrets in the performance of Employee’s duties with the Company. Employee will not bring to the Company or use in the performance of Employee’s duties any documents or materials of a former employer or other party that are not generally available to the public or have not been legally transferred to the Company.

3. Confidentiality.
(a) Except as is necessary to perform Employee’s duties for or except as Employee may be otherwise directed by the Company, Employee agrees not to disclose to any person or entity, or use, either during employment by the Company or at any time thereafter, any Confidential Information relating to the Company. Employee agrees that Confidential Information, as used in this Agreement, includes, but is not limited to: trade secrets, technical and non-technical data, inventions, formulas, know-how, compilations, programs, designs, concepts, ideas, methods, techniques, drawings, specifications, processes, financial data (such as the revenues, costs or profits associated with any of the Company’s products or services), business or technical strategies, forecasts, proposals, pricing information or approaches including logistical information upon which pricing is based, marketing plans or approaches, market share information or strategies, information about actual or potential customers, information about actual or potential suppliers, computer software programs, discs, printouts or other logistical support, and personnel files, whether embodied in hard copy, software, computer-readable form, or any other form or media.
(b) Confidential Information does not include information which:
(i) has been published in a form generally available to the public prior to the date you propose to disclose or use such information;
(ii) at the time of disclosure by you is already in the public domain or has become part of the public domain through no fault or breach of this Agreement by Employee;
(iii) Employee can demonstrate by written evidence was in his or her possession prior to employment with Winston; or
(iv) legally becomes known by Employee subsequent to employment with Winston through a third party who is not under any obligation of confidentiality to Winston and such prior knowledge by the third party can be demonstrated by written evidence.
(c) Employee acknowledges that all such Confidential Information is and shall remain the sole and exclusive property of the Company. Employee agrees that upon termination of employment with the Company, Employee shall promptly: (i) return to the Company all originals and all copies, in any form or media, of any and all such Confidential Information, and shall permanently delete all such Information that Employee may have in computer-readable or other electronic form; and (ii) deliver to the Company all originals and all copies, in any form or media, of all files, correspondence, and other documents and materials originated, maintained or acquired during the course of employment with the Company.
(d) If, during employment, Employee obtains Confidential Information from third parties under an agreement by the Company to maintain its confidentiality, Employee agrees to abide by such an agreement during and after employment by the Company. Employee further agrees to cooperate with the Company in fulfilling any obligations the Company has in maintaining the confidentiality of Confidential Information the Company receives from any third parties and preventing its unauthorized reproduction or use.

(e) Nothing in this Agreement shall be construed as giving Employee any license or other right to any Winston intellectual properly.
4. Inventions. Employee hereby assigns and transfers to the Company, or to any person or entity designated by the Company, all of his or her entire right, title and interest in and to all inventions, ideas, discoveries, disclosures and improvements, whether patented or unpatented, and all copyrightable material, made, authored or conceived by Employee, solely or jointly, or in whole or in part, during employment by the Company (collectively, “Intellectual Works”). The Company and Employee agree that this provision does not apply to any invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Employee’s own time, unless: (a) the invention relates to the business of the Company or to the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Employee for the Company. Employee further agrees promptly to communicate and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to such Intellectual Works. Employee further agrees, during employment and thereafter, to execute and deliver to the Company such form of assignments and transfers and such other papers, documents or information, as reasonably may be requested to permit the Company, or any person or entity designated by the Company, to file, prosecute, obtain or otherwise protect or transfer any intellectual property, including any patent, patent application or copyright. The Company shall pay all costs incident to the execution and delivery of such transfers, assignments or documents. Employee further agrees to give all lawful testimony, which may be requested by the Company in connection with any Intellectual Works, during and after employment with the Company, on the understanding that such testimony is to be given without out-of-pocket expense to Employee. Any Intellectual Work by Employee within six months following the termination of employment with the Company shall be deemed to fall within the provisions of this Paragraph unless Employee can demonstrate by objective, documentary records that such work was first conceived and made following the end of employment with the Company.
5. Non-Competition and Non-Solicitation.
(a) During Employee’s employment with the Company and for a period of twelve (12) months following termination of employment with the Company, Employee shall not, without first obtaining the express written consent of a corporate officer of the Company, directly or indirectly, individually or on behalf of any other person or entity, render services, engage in or enter the employment of, or act as an advisor or consultant to any person, firm, or corporation engaged in or about to become engaged in the research, manufacture or sale of any product substantially similar to or competitive with any product on which Employee worked, or about which Employee obtained information, during the last two years of employment with the Company, in any city, state, province, or region of North America in which the Company conducts the Business.
(b) During Employee’s employment with the Company and for a period of twelve (12) months following termination of Employee’s employment with the Company, Employee shall not directly or indirectly, individually or on behalf of any other person or entity, recruit, hire or employ any person who shall have been an employee, representative, consultant or agent of the Company or any of their subsidiaries or affiliate companies, at any time during Employee’s employment with the Company or solicit, aid or induce any such person to leave employment with the Company to accept employment with any other person or entity.

6. Employment Conditions.
(a) Employee understands that the Company would not enter into this Agreement or offer employment with the Company to Employee if Employee did not expressly agree to each of the covenants, undertakings and promises set forth herein.
(b) Employee acknowledges the broad scope of the covenants in this Agreement, but agrees that such covenants are reasonable. Employee further acknowledges and agrees that the covenants contained in this Agreement do not unreasonably restrict his or her employment opportunities or unduly burden or deprive him or her financially.
7. Validity and Severability. Employee agrees that the provisions set forth in this Agreement are reasonable and valid in all respects. If any provision of this Agreement is found to be invalid or unenforceable by a final determination of a court of competent jurisdiction: (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision shall be deemed replaced and or reformed by a term or provision that is valid and enforceable to the broadest and fullest extent compatible with then applicable law, as determined by such court in such action. Each breach of the covenants set forth herein shall give rise to a separate and independent cause of action.
8. Enforcement. Without intending to limit the remedies available to the Company, Employee acknowledges that a breach of any of the above provisions will result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely, and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain temporary, preliminary and permanent injunctive relief (and any other relief as may be required to specifically enforce any of the provisions of this Agreement), in addition to any other remedies available to it, and to recover the reasonable attorneys’ fees, costs and expenses the Company incurred in obtaining such relief.
9. Termination. This Agreement commences on the effective date and remains in effect until the date of execution by the parties hereto of a superseding written agreement. The terms of this Agreement survive the termination of Employee’s employment with the Company.
10. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, whether written or oral, of the parties, except the Employee’s Employment Agreement with the Company dated September 24, 2007; provided, however, this Agreement shall not nullify any obligations owed by Employee to the Company pursuant to any other signed agreement by Employee with the Company or any applicable Company policy or practice.
11. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

12. Assignment. This Agreement shall be binding upon the respective successors and assigns of the parties hereto. This Agreement may not be assigned by the Employee without the prior written consent of the Company. This Agreement may be freely assigned by the Company, with or without written notice to Employee. In the event of any sale of all or substantially all of the assets of the Company, or the merger, consolidation or other corporate reorganization involving the Company, any successor to the Company by reason of any such transaction shall succeed to all of the Company’s obligations, rights and benefits under this Agreement.
13. Amendment. This Agreement may be amended only by written agreement of the parties, duly executed by and delivered to each of the parties.
14. Non-Waiver. The failure in any one or more instances of a party hereto to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.
15. Notice of Obligations. Employee hereby consents to the notification of persons or entities of Employee’s obligations under this Agreement when the Company reasonably believes that Employee’s activities are likely to be restricted by this Agreement. The Company’s rights under this paragraph, and under the remainder of the Agreement, shall be in addition to and not in preemption of all other rights and privileges the Company may have under general legal and equitable principles, or by statute or common law.
16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois applicable to contracts made in that state, without giving effect to the conflicts of laws principles thereof.
I ACKNOWLEDGE THAT BEFORE SIGNING THIS AGREEMENT I HAVE READ ALL OF THE PROVISIONS OF THIS AGREEMENT AND THAT MY EMPLOYMENT IS AT-WILL AND CAN BE TERMINATED AT ANY TIME BY THE COMPANY OR ME WITH OR WITHOUT CAUSE OR NOTICE.

Employee’s Signature:	/s/ David Starr

Date: 10/5/07

Accepted on behalf of the Company by:	/s/ Joel E. Bernstein, M.D.

Date: 10/3/07

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